UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2006

Xethanol Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50154	84-1169517
(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 723-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2006, Xethanol Corporation (“Xethanol”) entered into an Amended and Restated Asset Purchase Agreement (the “Amended and Restated Purchase Agreement”) with Carolina Fiberboard Corporation LLC, a North Carolina limited liability company (“CFC”), and Victor Kramer. The Amended and Restated Purchase Agreement amends and restates the Asset Purchase Agreement dated as of August 7, 2006 by and among Xethanol, CFC and Mr. Kramer, pursuant to which Xethanol agreed to purchase substantially all of the assets of CFC, as described in Xethanol’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2006.

Pursuant to the Amended and Restated Purchase Agreement, on November 7, 2006 Xethanol acquired substantially all of the assets of CFC for $4,000,000 in cash, 1,197,000 shares of Xethanol’s common stock and warrants to purchase an additional 300,000 shares of Xethanol’s common stock at an exercise price of $4.00 per share. The acquired assets consist of real property, a former medium density fiberboard plant and related equipment located in Spring Hope, North Carolina. For purposes of the Amended and Restated Purchase Agreement, the parties agreed that the shares issued at closing were valued $2.94 per share, which was the closing price of Xethanol’s common stock on the date immediately prior to the closing of the acquisition as reported on the American Stock Exchange. Xethanol agreed to file a registration statement registering the resale of the shares of common stock issued at closing and the shares of common stock issuable upon exercise of the warrants no later than twenty days after effective date of its Registration Statement on Form SB-2 (File No. 333-135121) and to use commercially reasonable efforts to have the former registration statement declared effective as soon as reasonably practicable. CFC has agreed that it will not sell 698,500 of the shares issued at the closing before the first anniversary of the closing, notwithstanding the effectiveness of the resale registration statement covering the shares. The warrants may first be exercised for up to 100,000 when the resale registration statement covering the shares issuable upon the exercise thereof becomes effective and for the remaining 200,000 shares one year after issuance and thereafter are exercisable until the third anniversary of issuance.

Xethanol and CFC have also entered into an escrow agreement dated as of November 7, 2006 pursuant to which $200,000 of the cash paid at the closing of the acquisition and 1,000,000 of the shares issued at that closing have been deposited with an escrow agent, to be held pending completion of any environmental remediation that CFC may be obligated to perform under the Amended and Restated Purchase Agreement.

Attached hereto as Exhibit 99.1 is a copy of the press release issued by Xethanol on November 14, 2006 announcing the closing of the acquisition.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Exhibits.

The following is the index of exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

99.1	Press release issued by Xethanol Corporation on November 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETHANOL CORPORATION

Date: November 14, 2006	By:	/s/ David Ames
	Name:	David Ames
	Title:	President and Chief Executive Officer